SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        March 29, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
--------------------------

On March 29, 2000, the United States Court of Appeals for the Federal Circuit affirmed a judgement of the U.S. District Court for the Central District of California that upheld the validity of one of the company's reformulated motor gasolines patents.

Following a 1997 trial in the District Court, a jury had found the patent was valid and that six defendant companies had infringed the patent with respect to
1.19 billion gallons, or 29.1 percent of the total California reformulated gasoline manufactured by the six defendant companies between March 1, 1996, and July 31, 1996. The jury also awarded the company 5-3/4 cents per gallon in damages for this infringement. The jury's award for the five-month period totaled approximately $91 million at year-end 1999, including interest and attorney's fees.

The "393" patent (No. 5,288,393) was awarded to the company by the U.S. Patent and Trademark Office on Feb. 22, 1994, for new, useful and nonobvious compositions of traditional automotive gasolines that substantially reduce unwanted tailpipe emissions using current refining technology. The compositions outlined in the patent involve specifications of various parameters in gasoline manufacturing, including Reid Vapor Pressure, olefin content, and the T50 and T90 distillation points.

A series of additional patents has been granted to the company since the "393" patent. These patents were an outgrowth of the earlier research and supplemented the claims of the earlier patent. The patents may have application throughout the United States, not just California. None of the patents require or exclude the use of MTBE.

The company believes that its patents may offer a significant potential revenue stream. With the Court of Appeals decision, the company will now ask the District Court, for an accounting by the defendants of nationwide infringing gallons manufactured by them for the period since Aug. 1, 1996, to the present, multiplied by 5-3/4-cents per gallon.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  March 31, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller